                                                                   EXHIBIT 4.5

                            JDS UNIPHASE CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement ("Agreement"), dated July
6, 1999, is by and among JDS Uniphase Corporation, a Delaware corporation (the "Company"), JDS Uniphase Canada Ltd., a corporation organized under the laws of Canada ("Exchangeco"), and FEJ Holding Inc.
and FEJ Sales Inc. (each an "Investor"), each a corporation organized under the laws of the Northwest Territories and a wholly-owned subsidiary of The Furukawa Electric Co., Ltd.

RECITALS:

A. The Investors hold an aggregate of 37,359,670 non-voting
exchangeable shares ("Exchangeable Shares") of Exchangeco.  Each
Exchangeable Share is exchangeable by its terms into one share of the
$.001 par value per share common stock of the Company ("Common Stock").

B. The Furukawa Electric Co., Ltd., Exchangeco, JDS FITEL Inc.
and the Company are parties to a Support Agreement, dated as of January
28, 1999, as amended and restated as of April 29, 1999 (the "Support
Agreement"), pursuant to which The Furukawa Electric Co., Ltd. agreed, among other things, to support that certain plan of arrangement, whereby, among other things, Exchangeco acquired a portion of the outstanding capital of JDS FITEL Inc. and issued the Exchangeable Shares to the Investors.

C. The Furukawa Electric Co., Ltd. has caused the Investors to execute and deliver this Agreement.

D. As consideration for The Furukawa Electric Co., Ltd.'s
execution and delivery of the Support Agreement and its obligations contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Exchangeco wish to grant the Investors certain rights under the
Securities Laws (as herein defined) with respect to the shares of Common
Stock and/or Exchangeable Shares held by the Investors.

NOW THEREFORE, the parties hereto agree as follows:

                                ARTICLE 1.
                           REGISTRATION RIGHTS

1.1.    Certain Definitions.
As used in this Agreement, the following terms shall have
the following respective meanings:

A. "Canadian Prospectus" shall mean a prospectus (including a short form prospectus) prepared in accordance with
    applicable Canadian Securities Laws for the purposes of
    qualifying securities for distribution or distribution to
    the public, as the case may be, in any province or territory of Canada.

B. "Canadian Securities Law" shall mean statutes and
    regulations applicable to the trading of securities in any province or territory of Canada including applicable rules, policy statements and blanket rulings and orders promulgated by Canadian securities regulatory authorities.

C. "Commission" shall mean the Securities and Exchange
    Commission or any other federal agency at the time
    administering the Securities Act.

D. "Common Stock Market Value" shall mean, at any date set
    forth herein, the product of (i) the average of the closing sale prices on the NASDAQ National Market (or any other
    national securities exchange upon which the Common Stock is listed, from time to time) of one share of Common Stock over the ten (10) trading days ending on the trading day
    immediately prior to such date; and (ii) the number of
    shares of Registrable Common Stock (as hereinafter defined)
    held by a Holder or Holders to be registered on behalf of
    such Holder or Holders, as the case may be.

E. "Exchangeable Share Market Value" shall mean, at any date set forth herein, the product of (i) the average of the
    closing sale prices on the TSE (or any other Canadian
    securities exchange upon which the Exchangeable Shares are listed, from time to time) of one Exchangeable Share over
    the ten (10) trading days ending on the trading day
    immediately prior to such date; and (ii) the number of
    Registrable Exchangeable Shares (as hereinafter defined)
    held by a Holder or Holders to be registered on behalf of
    such Holder or Holders, as the case may be.

F. "Holder" shall mean (i) an Investor; and (ii) any person or entity holding Registrable Securities (as herein defined) to whom the rights under this Section 1 have been transferred by an Investor in accordance with Section 1.10 hereof.

G. "Initiating Holders" shall mean any Holders who in the
    aggregate hold greater than 25% of the Registrable
    Securities from time to time.

H. "Philips" shall mean Koninklijke Philips Electronics N.V., a company duly established under the laws of The Netherlands, together with its successors and assigns.

I. "Philips Demand Registration" shall mean any registration filed by the Company at the request of Philips pursuant to
    Section 2.2 of the Philips Stockholder Agreement.

J. "Philips Registrable Securities" shall mean Registrable
    Securities (as defined in the Philips Stockholder
    Agreement).

K. "Philips Stockholder Agreement" shall mean that certain
    Stockholder Agreement, dated as of June 9, 1998, between the
    Company and Philips.

L. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a
    registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.  In addition, unless inconsistent
    with the context: (i) the term "registration" and any
    references to the act of registering include the
    qualification under Canadian Securities Laws of a Canadian
    Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities; (ii) the term
    "registered" as applied to any securities includes a
    distribution or distribution to the public, as the case may be, of securities so qualified; (iii) the terms
    "registration statement" includes a Canadian Prospectus;
    (iv) any references to a registration statement having
    become effective, or similar references, shall include a
    Canadian Prospectus for which a final receipt has been
    obtained from the relevant Canadian securities regulatory
    authorities; and (v) the provisions of this Agreement shall be applied, mutatis mutandis, to any proposed distribution of securities hereunder in any province or territory of
    Canada or to which the prospectus requirements under any of the Canadian Securities Laws shall otherwise apply.

M. "Registrable Securities" means (i) the Exchangeable Shares held by an Investor as of the date hereof and any securities of Exchangeco issued or issuable in respect of the
    Exchangeable Shares upon any stock split, stock dividend,
    recapitalization or similar event, or any securities of
    Exchangeco otherwise issuable in respect of the Exchangeable
    Shares held by an Investor as of the date hereof; and (ii)
    any shares of Common Stock for which such Exchangeable
    Shares have been exchanged pursuant to the Voting and
    Exchange Trust Agreement, and any shares of Common Stock of the Company issued or issuable in respect of such Common
    Stock upon any stock split, stock dividend,
    recapitalization, or similar event, or any shares of Common
    Stock otherwise issuable with respect to such shares of
    Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable
    Securities for the purposes of a registration under the
    Securities Act if and so long as they have not been (A) sold to or through a broker, dealer or underwriter in a public
    distribution or a public securities transaction, or (B) sold
    (or available for sale) to the public pursuant to an
    effective registration statement or Rule 144 promulgated
    under the Securities Act or sold in a private transaction in which the transferor's rights under Section 1 of this
    Agreement are not assigned.

N. "Registration Expenses" shall mean all expenses (other than
    Selling Expenses), except as otherwise stated below,
    incurred by Exchangeco or the Company in complying with
    Sections 1.2, 1.3 and 1.4 hereof, including, without
    limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of
    counsel for Exchangeco or the Company, blue sky fees and
    expenses, the expenses of any special audits, incident to or required by such registration, and reasonable fees and
    disbursements of a single special counsel for the Holders.

O. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and
    regulations of the Commission thereunder, all as the same
    shall be in effect at the relevant time.

P. "Securities Exchange Act" shall mean the Securities Exchange
    Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

Q. "Securities Laws" shall mean the Securities Act, the
    Exchange Act and the Canadian Securities Laws.

R. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

S. "TSE" shall mean The Toronto Stock Exchange.

T. "Voting and Exchange Trust Agreement" shall mean that
    certain Voting and Exchange Trust Agreement dated as of the date hereof among the Company, Exchangeco and the Trustee
    (as defined therein).

1.2.    Requested Registration.

A. Request for Registration of Common Stock.  Notwithstanding
    any other provision contained in this Agreement, with
    respect to Registrable Common Stock (as defined below), the
    Initiating Holders shall only be entitled to request a
    registration, qualification or compliance in respect of such shares in the United States.  In case the Company shall
    receive from Initiating Holders a written request that the
    Company effect any registration, qualification or compliance in the United States with respect to shares of Common Stock constituting Registrable Securities (such shares to be
    hereinafter referred to as "Registrable Common Stock") with a Common Stock Market Value of not less than
    U.S.$60,000,000, the Company will:

    1.  within thirty (30) days give written notice of the
        proposed registration, qualification or compliance to
        all other Holders; and

    2.  as soon as practicable, subject to the limitations and conditions set forth in this Agreement, use reasonable
        best efforts to effect such registration,
        qualification or compliance (including, without
        limitation, appropriate qualification under applicable
        blue sky or other state securities laws and
        appropriate compliance with applicable regulations
        issued under the Securities Act and any other
        governmental requirements or regulations) so requested
        and as would permit or facilitate the sale and
        distribution of all or such portion of such
        Registrable Common Stock as are specified in such
        request, together with all or such portion of the
        Registrable Common Stock of any Holder or Holders and
        the Common Stock of other holders of Common Stock with
        rights to do so joining in such request as are
        specified in a written request received by the Company
        within twenty (20) days after receipt of such written
        notice from the Company.

B. Request for Registration of Exchange Shares.
    Notwithstanding any other provision contained in this
    Agreement, with respect to the Registrable Exchangeable
    Shares (as defined below), the Initiating Holders shall only be entitled to request a registration, qualification or
    compliance in respect of such shares in the provinces and
    territories of Canada.  In case the Company shall receive
    from Initiating Holders a written request that Exchangeco
    effect any registration, qualification or compliance with
    respect to Exchangeable Shares constituting Registrable
    Securities (such shares to be hereinafter referred to as
    "Registrable Exchangeable Shares") with a Exchangeable Share
    Market Value of not less than Cdn.$90,000,000, the Company will:

1. within thirty (30) days give written notice of the
    proposed registration, qualification or compliance to
    all other Holders; and

2. as soon as practicable, subject to the limitations and
    conditions set forth in this Agreement, use reasonable
    best efforts to cause Exchangeco to effect such
    registration, qualification or compliance under
    Canadian Securities Law so as to permit or facilitate
    the sale and distribution in the provinces and
    territories of Canada of all or such portion of such
    Registrable Exchangeable Shares as are specified in
    such request, together with all or such portion of the
    Registrable Exchangeable Shares of any Holder or
    Holders and the Common Stock of other holders of
    Common Stock with rights to do so joining in such
    request as are specified in a written request received
    by the Company within twenty (20) days after receipt
    of such written notice from the Company.

C. Limitation.  Notwithstanding the foregoing, neither the
    Company nor Exchangeco shall be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

        1. In any particular jurisdiction in which the Company or
        Exchangeco, as applicable, would be required to
        execute a general consent to service of process in
        effecting such registration, qualification or
        compliance unless the Company or Exchangeco, as
        applicable, is already subject to service in such
        jurisdiction and except as may be required by the
        Securities Laws.

        2. After the Company and/or Exchangeco have effected an
        aggregate of five (5) such registrations between them
        pursuant to Sections 1.2(A) and 1.2(B), and such
        registrations have been declared or ordered effective;
        provided however, that if the request for a
        registration is subsequently withdrawn at the request
        of the Holders of a number of shares of Registrable
        Securities such that there are not enough Holders of
        Registrable Securities intending to participate in the
        registration sufficient to request such a registration
        (the "Requesting Holders"), then such Requesting
        Holders shall, at such Requesting Holders' option,
        either (i) be required to pay all Registration
        Expenses, or (ii) lose one of their five (5) rights to
        cause the Company or Exchangeco to effect a
        registration under this Section 1.2; and provided,
        further, however, that if the requested registration
        is withdrawn and at the time of such withdrawal the
        Requesting Holders have learned of a material adverse
        change in the condition, business or prospects of the
        Company from that known to the Requesting Holders at
        the time of their request and have withdrawn the
        request with reasonable promptness following
        disclosure by the Company of such material adverse
        change, then the Requesting Holders shall not be
        required to pay any of such Registration Expenses and
        shall retain their rights pursuant to Section 1.2; and
        provided, further, however, that if the Initiating
        Holders request contemporaneous registrations of
        Registrable Common Stock and Registrable Exchangeable
        Shares pursuant to Sections 1.2(A) and (B), and the
        offerings pursuant to such registrations are completed
        on or about the same date, such registrations shall be
        treated as one (1) registration for the purposes of
        this Section 1.2(C)(2).

        3. If the Company or Exchangeco has, within the twelve
        (12) month period preceding the date of the receipt of
        the registration request, already effected one (1)
        registration pursuant to this Section 1.2.

        4. If the Company shall furnish to such Holders a
        certificate signed by the President of the Company
        stating that in the good faith judgment of the Board
        of Directors of the Company it would be seriously
        detrimental to the Company or its stockholders for a
        registration statement of the Company or Exchangeco to
        be filed in the near future, then the Company's and
        Exchangeco's obligations to register, qualify or
        comply under this Section 1.2 shall be deferred for
        one or more periods, aggregating not more than sixty
        (60) days in any twelve (12) month period.

        5. If the Initiating Holders propose to dispose of shares
        of Registrable Common Stock that may be immediately
        registered on Form S-3 pursuant to a request made
        pursuant to Section 1.4 below.

 Subject to the foregoing clauses (1) through (5), the
Company or Exchangeco, as applicable, shall file a
registration statement covering the Registrable Securities
so requested to be registered as soon as practicable after
receipt of the request or requests of the Initiating
Holders.

D. Underwriting.  If the Initiating Holders intend to
    distribute the Registrable Securities covered by their
    request by means of a firm commitment underwritten offering, they shall so advise the Company as part of their request
    made pursuant to this Section 1.2, and the Company shall so advise the Holders as part of the notice given pursuant to
    Section 1.2(A)(1) or Section 1.2(B)(1), as applicable.  The
    Initiating Holders shall designate any underwriter or
    underwriters to be retained in connection with any
    registration pursuant to this Section 1.2, which
    underwriters shall be reasonably acceptable to the Company.
    In such event, the right of any Holder to registration
    pursuant to Section 1.2 shall be conditioned upon such
    Holder's participation in the underwriting arrangements
    required by this Section 1.2, and the inclusion of such
    Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided
    herein.

    The Company or Exchangeco, as applicable, shall (together
    with all Holders proposing to distribute their securities
    through such underwriting) enter into an underwriting
    agreement in customary form with the managing underwriter
    selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's or
    Exchangeco's, as applicable, reasonable approval.
    Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (including Registrable
    Securities), then the Company or Exchangeco, as applicable, shall so advise all holders of Registrable Securities and
    the number of shares of Registrable Securities that may be included in the registration and underwriting shall be
    allocated among all Holders in proportion, as nearly as
    practicable, to the respective amounts of Registrable
    Securities held by such Holders at the time of filing the
    registration statement; provided, however, that, the number of shares of Registrable Securities held by the Initiating
    Holders to be included in such underwriting and registration shall not be reduced unless all other securities of the
    Company (including any Philips Registrable Securities) or
    Exchangeco, as applicable, are first entirely excluded from the underwriting and registration.  If a limitation on the number of shares to be included in such registration shall still be required after giving effect to the limitation in the preceding sentence, the Company or Exchangeco, as
    applicable, shall so advise the Holders, and the number of shares that may be included in the underwriting shall be
    allocated to the Holders, in proportion, as nearly as
    practicable, to the respective amounts of Registrable
    Securities then held by Holders requesting to have shares
    included in the registration statement; and provided, that, if, as a result of exclusions by the underwriter or
    underwriters pursuant to this Section 1.2(D), less than
    fifty percent (50%) of the aggregate shares of Registrable
    Securities registered in such offering shall be for the
    account of Holders, then such registration shall not be
    treated as an exercise of one of the five (5) registration rights of Holders pursuant to this Section 1.2.  No
    Registrable Securities excluded from the underwriting by
    reason of the underwriter's marketing limitation shall be
    included in such registration.  To facilitate the allocation of shares in accordance with the above provisions, the
    Company or Exchangeco, as applicable, or the underwriters
    may round the number of shares allocated to any Holder to
    the nearest one hundred (100) shares.

    If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company or Exchangeco, as applicable, the managing underwriter and the Initiating
    Holders.  The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable
    Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the
    underwriters may require.

    1.3.    Company or Exchangeco Registration.

    A. Notice of Registration.  If at any time or from time to time the Company or Exchangeco, as applicable, shall determine to register any of its securities or to proceed with any
    proposed distribution or distribution to the public thereof, as the case may be, either for its own account or the
    account of a security holder or holders, other than (i) a
    registration relating solely to employee benefit plans,
    (ii) a registration relating solely to a Commission Rule 145 transaction, in the case of a Company registration, (iii) a registration on Form S-4 (or equivalent form), in the case of a Company registration, or (iv) a registration in which the only Common Stock or Exchangeable Shares being
    registered are Common Stock or Exchangeable Shares,
    respectively, issuable upon conversion of convertible debt securities which are also being registered, the Company
    will:

        1. promptly give to each Holder written notice thereof,
        and

        2. in the case of a Company registration of Common Stock,
        include in such registration (and any related
        qualification under blue sky laws or other
        compliance), and in any underwriting involved therein,
        all the Registrable Common Stock specified in a
        written request or requests, made within twenty (20)
        days after receipt of such written notice from the
        Company, by any Holder; and in the case of an
        Exchangeco registration of Exchangeable Shares, use
        reasonable best efforts to cause Exchangeco to include
        in such registration (and any related qualification or
        other compliance), and in any underwriting involved
        therein, all the Registrable Exchangeable Shares
        specified in a written request or requests, made
        within twenty (20) days after receipt of such written
        notice from the Company, by any Holder.

B. Underwriting.  If the registration of which the Company
    gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
    1.3(A)(1).  In such event, the right of any Holder to
    registration pursuant to Section 1.3 shall be conditioned
    upon such Holder's participation in such underwriting and
    the inclusion of Registrable Common Stock, in the case of a
    Company offering of Common Stock, or Registrable
    Exchangeable Shares, in the case of an Exchangeco offering of Exchangeable Shares, to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company or
    Exchangeco, as the case may be, and the other holders
    distributing their securities through such underwriting)
    enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company or Exchangeco, as the case may be; provided,
    however, that no Holder participating in such underwriting shall be required to make any representation or warranty
    except with respect to such Holder and its intended method of distribution, and that the liability of such Holder shall be limited to an amount equal to the net proceeds from such underwriting received by such Holder.  Notwithstanding any other provision of this Agreement, if the managing
    underwriter advises the Company or Exchangeco, as the case may be, that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter
    may exclude some or all Registrable Securities from such
    registration and underwriting; provided, however, that,
    subject to the next sentence, any such limitation or
    "cutback" shall be (i) first applied to all shares proposed to be sold in such offering (other than for the account of the Company or Exchangeco, as the case may be), which are
    not Registrable Securities or Philips Registrable
    Securities; (ii) then applied to the Registrable Securities of Holders and Philips Registrable Securities, if
    applicable.  In the event that the number of shares of
    Registrable Securities and Philips Registrable Securities,
    if applicable, to be included in a registration shall be
    limited pursuant to the foregoing, the Company or
    Exchangeco, as the case may be, shall so advise all Holders and Philips, if applicable, and the number of shares of
    Registrable Securities and Philips Registrable Securities,
    if applicable, that may be included in the registration and underwriting shall be allocated among all Holders and
    Philips, if applicable, in proportion, as nearly as
    practicable, to the respective amounts of Registrable
    Securities and Philips Registrable Securities, if
    applicable, requested to be included.  Notwithstanding the preceding sentence, if such registration is a Philips Demand
    Registration, no Philips Registrable Securities shall be
    excluded from such registration pursuant to any underwriter limitation or cutback unless and until all Registrable
    Securities have been so excluded from such registration.  No
    Registrable Securities excluded from the underwriting by
    reason of the underwriters marketing limitation shall be
    included in such registration.  To facilitate the allocation of shares in accordance with the above provisions, the
    Company or Exchangeco, as the case may be, or the
    underwriters may round the number of shares allocated to any
    Holder to the nearest one hundred (100) shares.

     If any Holder disapproves of the terms of any such
    underwriting, it may elect to withdraw therefrom by written notice to the Company or Exchangeco, as the case may be, and the managing underwriter.  Any securities excluded or
    withdrawn from such underwriting shall be withdrawn from
    such registration, and shall not be transferred in a public distribution prior to one hundred and twenty (120) days
    after the effective date of the registration statement
    relating thereto, or such other shorter period of time as
    the underwriters may require.

     If by the withdrawal of such Registrable Securities a
    greater number of Registrable Securities held by other
    Holders may be included in such registration (up to the
    maximum of any limitation then imposed by the underwriter), then the Company or Exchangeco, as the case may be, shall
    offer to all Holders, if any, whose shares have been
    excluded from the registration by the terms of this Section
    1.3(B), the right to include additional Registrable
    Securities in the same proportion used in determining the
    underwriter limitation in this Section 1.3(B) up to the
    limitation then imposed by the underwriter.

C. Right to Terminate Registration.  The Company or Exchangeco,
    as the case may be, shall have the right to terminate or
    withdraw any registration initiated by it under this Section
    1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company or Exchangeco, as the case may be, in accordance with Section 1.5 hereof.

1.4.    Registration on Form S-3, etc.

    A. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to
    Form S-3) for a public offering of shares of Registrable
    Common Stock and the Company is a registrant entitled to use
    Form S-3, or any similar short form registration statement, to register the Registrable Common Stock for such an
    offering, the Company shall use its reasonable best efforts, as soon as practicable, to cause such Registrable Common
    Stock to be registered for the offering on such form and to cause such Registrable Common Stock to be qualified in such
    United States jurisdictions as such Holder or Holders may
    reasonably request.

     If any Holder or Holders request that the Company use reasonable best efforts to cause Exchangeco to file a short form
    Canadian Prospectus for a public offering of Registrable
    Exchangeable Shares and Exchangeco is entitled to use a
    short form Canadian Prospectus, or any similar short form
    registration statement, to register the Registrable
    Exchangeable Shares for such an offering, Exchangeco shall use its reasonable best efforts, as soon as practicable, to cause such Registrable Exchangeable Shares to be registered pursuant to such short form Canadian Prospectus or other
    short form registration statement and to cause such
    Registrable Exchangeable Shares to be qualified for
    distribution or distribution to the public, as the case may be, in such Canadian jurisdictions as such Holder or Holders may reasonably request.

     If the Company is to bear the expenses of a registration pursuant to the terms of Section 1.5, the Company shall inform other
    Holders of the proposed registration and offer them the
    opportunity to participate.  The substantive provisions of
    Section 1.3(B) shall be applicable to each registration
    initiated under this Section 1.4.

B. Notwithstanding the foregoing, neither the Company nor
    Exchangeco, as the case may be, shall be obligated to take any action pursuant to this Section 1.4:  (i) with respect to Registrable Common Stock, to the extent Form S-3 (or any successor or similar form) is not available for such
    offering by the Holders; (ii) with respect to Registrable
    Exchangeable Shares, to the extent Exchangeco is not
    entitled to use a short form Canadian Prospectus (or any
    successor or similar form) to qualify such securities for
    distribution or distribution to the public, as the case may be; (iii) if the Holders propose to sell Registrable Common
    Stock with a Common Stock Market Value of less than
    U.S.$5,000,000 or Registrable Exchangeable Shares with an
    Exchangeable Share Market Value of less than Cdn.$7,500,000, as the case may be; (iv) if the Company has, within the
    twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the
    Holders pursuant to this Section 1.4 or Exchangeco has
    already effected one (1) registration pursuant to a short
    form Canadian Prospectus (or any similar or successor form)
    pursuant to this Section 1.4; (v) in any particular
    jurisdiction in which the Company or Exchangeco, as the case may be, would be required to execute a general consent to
    service of process in effecting such registration,
    qualification or compliance unless the Company or
    Exchangeco, as the case may be, is already subject to
    service in such jurisdiction and except as may be required by the Securities Laws; or (vi) if the Company shall furnish to such Holder a certificate signed by the President of the
    Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the
    Company, Exchangeco or their shareholders for registration statements to be filed in the near future, then the
    Company's and Exchangeco's obligation to use their
    reasonable best efforts to file a registration statement
    shall be deferred for one or more periods, aggregating not more than sixty (60) days in any twelve (12) month period.

C. Notwithstanding Sections 1.4(A) and 1.4(B), if any Holder or
    Holders request Exchangeco to file a short form Canadian
    prospectus for a public offering of Registrable Exchangeable
    Shares on a "bought deal" basis (as such expression is
    generally used in Canadian Securities Laws) and Exchangeco is entitled to use a short form Canadian Prospectus to
    register Registrable Exchangeable Shares for such an
    offering, Exchangeco shall use its reasonable best efforts to cause such Registrable Exchangeable Shares to be
    registered for the offering on such basis (including within the time frames specified for a bought deal under Canadian
    Securities Laws) and to cause such Registrable Exchangeable
    Shares to be qualified in such jurisdictions of Canada as
    such Holder or Holders may reasonably request.  Neither the
    Company nor Exchangeco shall inform other Holders of the
    proposed registration, nor shall they offer them any
    opportunity to participate.  The Holder or Holders shall
    designate the underwriter or underwriters to be retained in connection with such registration, which underwriters shall be reasonably acceptable to the Company and Exchangeco.
    Exchangeco shall (together with the Holders proposing to
    distribute their securities through such underwriting) enter into an underwriting agreement in customary form for a
    bought deal with the underwriters selected for such
    registration by the Holder or Holders, but subject to
    Exchangeco's reasonable approval.

D. For greater certainty, a request for registration pursuant to Section 1.4(C) shall also constitute a request for
    registration pursuant to Section 1.2 for the purposes of
    determining whether the Holders have extinguished their
    rights to request five (5) registrations from the Company
    and Exchangeco.

1.5.    Expenses of Registration.

    Except as otherwise expressly set forth herein, all
Registration Expenses incurred in connection with all registrations requested pursuant to Sections 1.2 and 1.3 shall be borne by the
Company; provided, however, that with respect to any sale of Registrable
Exchangeable Shares pursuant to a Canadian Prospectus, each Holder shall pay its pro rata share of the Registration Expenses to the extent that such expenses are required to be paid by the Holders under Canadian
Securities Laws.  All Registration Expenses incurred in connection with registrations requested pursuant to Section 1.4, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed U.S.$2,500,000, shall be borne by the Company; provided, however, that with respect to any sale of
Registrable Exchangeable Shares pursuant to a Canadian Prospectus, each
Holder shall pay its pro rata share of the Registration Expenses to the extent that such expenses are required to be paid by the Holders under
Canadian Securities Laws; and further provided, however, that the
Company shall not be required to bear the expenses of more than one such registration in any twelve (12) month period.  All Selling Expenses relating to securities registered on behalf of Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.  If the Holders are required to pay the
Registration Expenses in connection with a registration of Registrable
Common Stock, such expenses shall be borne by the Holders of securities
(including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested and such Holders shall not forfeit any right pursuant to Section 1.2 to request a registration.

1.6.    Registration Procedures.
    In the case of each registration, qualification or
compliance effected by the Company or Exchangeco, as the case may be, pursuant to this Section 1, the Company or Exchangeco, as the case may be, will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.  At its expense the Company or Exchangeco, as the case may be, will:

    A. Prepare and file with the Commission or Canadian securities regulatory authorities, as applicable, a registration
    statement, and including amendments and supplements, with
    respect to such securities and use its reasonable best
    efforts to cause such registration statement to become and remain effective for at least the earlier of one hundred
    eighty (180) days (or two (2) years, if such registration is pursuant to Section 1.4(A) or (B)), and the date on which
    the distribution described in the registration statement has been completed;

    B. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration
    statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may
    reasonably request in order to facilitate the public
    offering of such securities;

    C. Use its reasonable best efforts to register and qualify the
    Registrable Common Stock covered by a Company registration statement under such other securities or blue sky laws of
    such United States jurisdictions as shall be reasonably
    requested by the Holders, provided that the Company shall
    not be required in connection therewith or as a condition
    thereto to qualify to do business or to file a general
    consent to service of process in any such states or
    jurisdictions;

    D. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering; each Holder participating in such
    underwriting shall also enter into and perform its
    obligations under such an agreement;

E. Notify each Holder of Registrable Securities covered by such registration statement, at any time when a registration
    statement relating thereto is required to be delivered under the Securities Laws, of the happening of any event as a
    result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact
    required to be stated therein or necessary to make the
    statements therein not misleading in the light of the
    circumstances then existing;

F. Furnish, at the request of any Holder requesting
    registration of Registrable Securities, on the date that
    such Registrable Securities are delivered to the
    underwriters for sale, if such securities are being sold
    through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
    (i) an opinion, dated as of such date, of the counsel
    representing the Company or Exchangeco, as the case may be, for the purposes of such registration, in form and substance as is customarily given to underwriters in underwritten
    public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; (ii) a "comfort"
    letter dated as of such date, from the independent certified public accountants of the Company or Exchangeco, as the case may be, in form and substance as is customarily given by
    independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting
    registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable
    Securities; and (iii) if a Canadian Prospectus is filed in the Province of Quebec, opinions of Quebec counsel and of
    the auditors representing the Company and Exchangeco for the purposes of such registration relating to translation into the French language of the applicable registration
    statement, in form and substance as is customarily given to underwriters in an underwritten public offering and
    reasonably satisfactory to a majority in interest of Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of
    Registrable Securities; and

G. Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, make available for
    inspection of any Holder participating in a registration and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the
    "Inspectors"), all financial and other records, pertinent
    corporate documents and properties of the Company and/or
    Exchangeco, as applicable, (collectively, the "Records") as shall be reasonably necessary to enable them to exercise
    their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with
    such registration statement.  Records that the Company
    determines, in good faith, to be confidential and that it
    notifies the Inspectors are confidential shall not be
    disclosed by the Inspectors unless (i) the disclosure of
    such Records is necessary to avoid or correct a misstatement or omission in such registration statement, or (ii) the
    release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or from the Commission or any Canadian securities regulatory
    authority.

1.7.    Indemnification.

A. The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such
    Holder within the meaning of Section 15 of the Securities
    Act, with respect to which registration, qualification or
    compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the
    Securities Act, against all expenses, claims, losses,
    damages and liabilities (or actions in respect thereof),
    including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement,
    prospectus, offering circular or other document, or any
    amendment or supplement thereto, incident to any such
    registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the
    Company or Exchangeco, as the case may be, of the Securities
    Laws, state securities law or any rule or regulation
    promulgated under the such laws applicable to the Company or
    Exchangeco, as the case may be, and relating to action or
    inaction required of the Company or Exchangeco, as the case may be, in connection with any such registration,
    qualification or compliance, and will reimburse each such
    Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each
    person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or
    defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such
    case to the extent that any such claim, loss, damage,
    liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or
    omission in a registration statement or prospectus made in reliance upon and in conformity with written information
    furnished to the Company by a Holder or underwriter
    specifically for use therein.

B. Each Holder will, if Registrable Securities held by such
    Holder are included in the securities as to which such
    registration, qualification or compliance is being effected, indemnify the Company or Exchangeco, as applicable, each of its directors and officers, each underwriter, if any, of the
    Company's or Exchangeco's securities covered by such a
    registration statement, each person who controls the Company or Exchangeco, as applicable, or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each
    person controlling such Holder within the meaning of Section
    15 of the Securities Act, against all claims, losses,
    damages and liabilities (or actions in respect thereof)
    arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or
    other document, or any omission (or alleged omission) to
    state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company or Exchangeco, as applicable, such Holders, such directors, officers, underwriters or
    control persons for any legal or any other expenses
    reasonably incurred, as such expenses are incurred, in
    connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the
    extent, but only to the extent, that such untrue statement
    (or alleged untrue statement) or omission (or alleged
    omission) is made in such registration statement,
    prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company or Exchangeco, as applicable, by such Holder
    specifically for use therein; provided, however, that the
    indemnity agreement contained in this Section 1.7(B) shall not apply to amounts paid in settlement of any such loss,
    claim, damage, liability or action if such settlement is
    effected without the consent of each Holder, which consent shall not be unreasonably withheld.  Notwithstanding the
    foregoing, the liability of each Holder under this
    Section 1.7(B) shall be limited in an amount equal to the
    net proceeds of the public offering received by such Holder;
    provided, however, such limitation shall not apply in the
    case of willful fraud by such Holder.

C. Each party entitled to indemnification under this Section
    1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying
    Party") promptly after such Indemnified Party has actual
    knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the
    defense of any such claim or any litigation resulting
    therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified
    Party may participate in such defense at such party's
    expense, and provided further that the failure of any
    Indemnified Party to give notice as provided herein shall
    not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is
    materially prejudicial to an Indemnifying Party's ability to defend such action, in which case the Indemnifying Party
    shall be relieved of its obligations under this Section 1.7 to the extent of such prejudice, and provided further that the Indemnifying Party shall pay the fees and costs of
    separate counsel for the Indemnified Party should a
    situation arise where there are actual or potential
    differing interests between the Indemnifying Party and
    Indemnified Party.  No claim may be settled without the
    consent of the Indemnifying Party (which consent shall not be unreasonably withheld).  No Indemnifying Party, in the
    defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not
    include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

D. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the
    Indemnifying Party, in lieu of indemnifying such Indemnified
    Party hereunder, shall contribute to the amount paid or
    payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the
    Indemnifying Party on the one hand and of the Indemnified
    Party on the other in connection with the statements or
    omissions that resulted in such loss, liability, claim,
    damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying
    Party and of the Indemnified Party shall be determined by
    reference to, among other things, whether the untrue or
    alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the
    parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or
    omission, provided however, that, in any such case, (A) no such Holder will be required to contribute any amount in
    excess of the public offering price of all such Registrable
    Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of
    Section 11(f) of the Securities Act) will be entitled to
    contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

E. The obligations under this Section 1.7 shall survive the
    completion of any offering of Registrable Securities in a
    registration statement under this Section 1 and otherwise.

1.8.    Information by Holders.
    The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company or Exchangeco, as applicable, such information regarding such Holder or Holders, the
Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company or Exchangeco, as applicable, may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.9.    Rule 144 Reporting.
    With a view to making available the benefits of certain
rules and regulations of the Commission that may at any time permit the sale of the Registrable Common Stock to the public without registration, the Company agrees to:

A. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities
    Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the
    Securities Act or the Securities Exchange Act;

B. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities
    Act and the Securities Exchange Act;

C. Furnish to Holders of Registrable Common Stock forthwith
    upon request a written statement by the Company as to its
    compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act, a
    copy of the most recent annual or quarterly report of the
    Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to
    sell any such securities without registration; and

D. The Company shall not take any action or fail to take any action which could reasonably impair the ability of the
    Company to perform its obligations pursuant to this Section
    1.9.

E. Take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of Registrable Common Stock.

1.10.   Transfer of Registration Rights.

    The rights and obligations granted to each Investor under
this Agreement may be assigned (but only with all related obligations)
to any person or entity who acquires at least 100,000 shares of
Registrable Securities that have not been sold to the public (other than an acquisition pursuant to an open market purchase), provided that the
Company is given written notice of such assignment prior to such assignment, and that the transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, Section 1.11 below, and the Support Agreement.

1.11.   Standoff Agreement.

    Each Holder hereby agrees that, during the period of
duration specified by the Company and an underwriter of Common Stock or
Exchangeable Shares or other securities of the Company or Exchangeco, following the effective date of a registration statement of the Company or Exchangeco, as the case may be, filed under the Securities Laws, it shall not, to the extent requested by the Company or Exchangeco, as the case may be, and such underwriter, nor shall it announce an intention to, directly or indirectly sell, offer to sell, contract to sell
(including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company or Exchangeco held by it at any time during such period except Common Stock or
Exchangeable Shares included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days.

    In order to enforce the foregoing covenant, the Company or
Exchangeco, as the case may be, may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in
this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a
Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.12.   Termination.

    The rights to cause the Company or Exchangeco to register
securities granted to each Investor and any person or entity to whom rights under Section 1 have been transferred by each Investor in accordance with Section 1.10 shall expire upon the earlier of ten (10)
years or, for a particular Holder of Registrable Securities, at such time as such holder owns securities constituting less than one percent
(1.0%) of the outstanding capital stock of the Company (assuming all outstanding Exchangeable Shares have been exchanged for shares of Common
Stock) and is able to dispose of all such securities in one three-month period pursuant to Rule 144.

                                  ARTICLE 2.
                               MISCELLANEOUS

2.1.    Amendments.

    Any provision of this Agreement may be amended, waived or
modified upon the written consent of the (i) the Company; (ii)
Exchangeco; and (iii) the Holders of a majority of the outstanding
Registrable Securities.  Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon each holder of any
Registrable Securities then outstanding, each future holder of all such
Registrable Securities, the Company and Exchangeco.

2.2.    Governing Law.

    This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between
Delaware residents entered into and to be performed entirely within
Delaware.

2.3.    Successors and Assigns.

    Except as otherwise expressly provided herein, the
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4.    Entire Agreement.

    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

2.5.    Notices, etc.

    All notices and other communications which may or are
required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by confirmed telecopy, in each case addressed (i)
if to either Investor, at the Investor's address, as shown on Exhibit A hereto, or at such other address as such Investor shall have furnished to the Company and Exchangeco in writing, with a copy to Goodman,
Phillips & Vineberg, 250 Yonge Street, Suite 2400, Toronto, Ontario,
Canada M5B 2M6, Attention:  Kenneth Wiener, or (ii) if to any other holder of any shares subject to this Agreement, at such address as such holder shall have furnished to the Company and Exchangeco in writing, or, until any such holder so furnishes an address to the Company and
Exchangeco, then to and at the address of the last holder of such shares who has so furnished an address to the Company and Exchangeco, or (iii)
if to the Company and Exchangeco, one copy should be sent to the
Company's principal place of business and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors, with a copy to Morrison & Foerster LLP,
1290 Avenue of the Americas, New York, New York, U.S.A., 10104,
Attention:  Mark L. Mandel.
The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

2.6.    Severability of this Agreement.

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

2.7.    Titles and Subtitles.

    The titles of the paragraphs and subparagraphs of this
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.8.    Counterparts.
    This Agreement may be executed in any number of
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.9.    Delays or Omissions.

    It is agreed that no delay or omission to exercise any
right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party to this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by any party to this Agreement of any breach or default under this Agreement, or any waiver by such party of any provisions or conditions of this
Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise, shall be cumulative and not alternative.

2.10.   Stock Splits.
    All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or other change in the capital stock which may be made by the Company or Exchangeco after the date hereof.
2.11.   Representations and Warranties of the Company
The Company represents and warrants that (a) it has obtained the necessary written consent pursuant to Section 2.13 of the Philips
Stockholder Agreement and the execution and delivery of this Agreement would not be in breach of the Philips Stockholder Agreement or any other agreement entitling a person to require the Company to register any shares of the Company's capital stock held by such person, and (b)  the terms and conditions of the registration rights granted pursuant to this
Agreement are substantially equivalent to those set forth in the Philips
Stockholder Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

JDS UNIPHASE CORPORATION

(Signature)
By:
Title:

JDS UNIPHASE CANADA LTD.

(Signature)
By:
Title:

FEJ HOLDING INC.

(Signature)
By:
Title:

FEJ SALES INC.

(Signature)
By:
Title:

                                    EXHIBIT A
                              INVESTORS' ADDRESSES

FEJ Holding Inc.
c/o The Furukawa Electric Co., Ltd.
6-1 Marunouchi 2-Chome
Chiyoda-Ku, Tokyo 100-8322
Japan
Fax:  011 81 3 3286-3709

Attention: Hideo Sakura

FEJ Sales Inc.
c/o The Furukawa Electric Co., Ltd.
6-1 Marunouchi 2-Chome
Chiyoda-Ku, Tokyo 100-8322
Japan
Fax:  011 81 3 3286-3709

Attenion:  Hideo Sakura